Exhibit 99.1

Sutro Biopharma Reports Full Year 2019 Financial Results

and Recent Business Highlights and Developments

STRO-002 Data from an Ongoing Phase 1 Clinical Trial in Ovarian and Endometrial Cancers

Late-Breaking Abstract was accepted by AACR; Sutro plans to announce updated data in second quarter 2020

STRO-001 Phase 1 Clinical Trial and Dose Escalation Ongoing in Multiple Myeloma and Lymphoma

Collaborator Merck Extends Research Term of Collaboration’s First Cytokine-Derivative Program

Sutro Unveiled Innovative Cancer Therapy Approach Using Precise Tumor Targeted Immunostimulant Antibody Drug Conjugate at World ADC London

SOUTH SAN FRANCISCO, Calif., March 16, 2020 – Sutro Biopharma, Inc. (NASDAQ: STRO), a clinical-stage drug discovery, development and manufacturing company focused on the application of precise protein engineering and rational design to create next-generation oncology therapeutics, today reported its financial results for the year ended December 31, 2019 and provided a preview of its planned activities for 2020.

“We were looking forward to sharing updated safety and efficacy data from our Phase 1 trial for STRO-002 during the AACR Annual Meeting 2020 as a follow up to the encouraging interim safety data we presented at the AACR-NCI-EORTC Molecular Targets and Cancer Therapeutics Conference in late October 2019,” said Bill Newell, Sutro’s Chief Executive Officer. “With the cancellation of the AACR meeting, we are considering alternative opportunities to present these data in the second quarter. STRO-002 and STRO-001 are our two proprietary antibody drug conjugate (ADC) product candidates progressing in Phase 1 clinical trials. Additionally, each of our three current collaborations has yielded novel oncology product candidates in three distinct therapeutic protein formats that are either in clinical development or in the late stages of preclinical development. All of these candidates are based on our proprietary and integrated cell-free protein synthesis platform XpressCF® and site-specific conjugation platform XpressCF+™, which allows us to rapidly and precisely create optimally designed, next-generation protein therapeutics candidates.”

Recent Business Highlights and Developments

STRO-002 Clinical Program

•	STRO-002 is a potential best-in-class ADC directed against folate receptor-alpha (FolRα), which is highly expressed in ovarian cancer.
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Phase 1 dose-escalation, with dose expansion, clinical trial that is enrolling women with advanced ovarian and endometrial cancers, had initial safety and efficacy data presented at the AACR-NCI-EORTC Molecular Targets and Cancer Therapeutics Conference on October 29, 2019.

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Based on the reported data to date in heavily pre-treated patients who have not been pre-selected based on FolRα expression levels, STRO-002 has been generally well-tolerated. No ocular toxicity signals have been observed, with no patients receiving prophylactic corticosteroid eye drops.

•	Dose escalation in the Phase 1 trial is continuing and the maximum tolerated dose has not yet been reached.
•

Additional Phase 1 dose-escalation phase safety and efficacy data was accepted as a late-breaking abstract to be presented at the AACR Annual Meeting, which was cancelled recently. We plan to release updated data in the second quarter of 2020.

•	Phase 1 dose expansion trial is expected to begin enrolling patients in the second half of 2020.

STRO-001 Clinical Program

•	STRO-001 is a potential first-in-class and best-in-class ADC directed against CD74, which is highly expressed in many B cell malignancies.
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Phase 1 dose-escalation, with dose expansion, clinical trial that is enrolling patients with multiple myeloma and non-Hodgkin lymphoma, had initial safety data presented at the EHA Congress in June 2019. A safety data update that included several additional patients was released in an abstract in association with the American Society of Hematology Conference on November 6, 2019.

•

Based on the reported data to date in heavily pre-treated patients, STRO-001 has been generally well-tolerated and no ocular toxicity signals have been observed, with no patients receiving prophylactic corticosteroid eye drops.

•	Dose escalation in the Phase 1 trial is continuing and the maximum tolerated dose has not yet been reached.
•	Additional Phase 1 dose-escalation phase safety and efficacy data is expected in the second half of 2020.
•	Phase 1 dose expansion trial is expected to begin enrolling patients in the first half of 2021.

Cytokine-Derivative Programs (Collaboration with Merck & Co.)

•	Sutro is collaborating with Merck on two research programs to discover new therapeutics for cancer and autoimmune diseases. Merck has the right to nominate a third program under this collaboration.
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In March 2020, Merck extended by one year the research term of the collaboration’s first program, which includes a payment to Sutro. The collaboration is advancing Sutro’s novel cytokine-derivative product candidate towards IND-enabling studies.

BCMA ADC Clinical Program (Collaboration with Bristol Myers Squibb; formerly Celgene)

•	BMS received FDA clearance on its IND application for CC-99712, a novel ADC therapeutic targeting B-cell maturation antigen (BCMA), for the treatment of multiple myeloma in the second quarter of 2019.
•	BMS is currently enrolling patients in a Phase 1 trial focused on patients with relapsed and refractory multiple myeloma.
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BMS will be responsible for the worldwide clinical development and commercialization of CC-99712. Sutro is entitled to development and regulatory milestone payments and tiered royalties ranging from mid to high single digit percentages from BMS.

Bispecific ADC Clinical Development Candidate (Collaboration with EMD Serono)

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In the third quarter of 2019, EMD Serono designated an undisclosed bispecific ADC as a clinical development candidate with approval to advance to IND-enabling studies, which triggered a financial milestone received by Sutro.

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Sutro will manufacture the bispecific ADC for the early clinical supply of the candidate and is eligible for further milestones and royalties. EMD Serono will be responsible for the drug product, clinical development and commercialization of this clinical development candidate.

24-Valent Pneumococcal Conjugate Vaccine (SutroVax Relationship)

•	Under a license from Sutro, SutroVax has right to use the XpressCF® and XpressCF+™ platforms to discover and develop vaccine candidates for the treatment or prophylaxis of infectious diseases.

•	SutroVax is progressing their broader spectrum pneumococcal conjugate vaccine (SVX-24) through the late stages of preclinical development and is targeting an IND filing for 2021.
•	SutroVax is responsible for performing all research and development activities while Sutro provides technical support and supplies XtractCF™ and other materials to SutroVax under a supply agreement.
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Sutro is eligible to receive four percent (4%) royalties on worldwide net sales of any licensed vaccine candidates for human health use. Also, Sutro retains the right to discover and develop vaccines for treatment or prophylaxis of any disease not caused by an infectious pathogen, including cancer.

Sutro Unveiled Innovative Cancer Therapy Approach Using Precise Tumor Targeted Immunostimulant ADCs at World ADC London

•	On March 4 at the World ADC London meeting, Sutro announced it has expanded its ADC technology platform to include tumor targeting immunostimulant ADCs, or IADCs.
•	Sutro’s XpressCF+™ Platform has enabled a groundbreaking technology to engineer homogeneous, dually conjugated ADCs with both immunostimulant and cytotoxic warheads on a single ADC molecule.
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Sutro’s novel IADCs are designed to deliver two different drugs directly to the tumor, and not only kill tumor cells but also locally prime an immune response to the patient’s particular tumor cells. Sutro believes that its IADC approach creates a new therapeutic opportunity by combining the best features of an ADC with the biology of a personalized vaccine.

Full 2019 Financial Highlights

Cash, Cash Equivalents and Marketable Securities

As of December 31, 2019, Sutro had cash, cash equivalents and marketable securities of $133.5 million, as compared to $204.5 million as of December 31, 2018, which represents net cash usage of $16.9 million and $71.0 million during the fourth quarter and year ended December 31, 2019, respectively.

On February 28, 2020, Sutro entered into a loan and security agreement, under which Sutro borrowed $25.0 million, with approximately $9.6 million of such amount used to repay the outstanding principal, interest and final payment fees under a prior loan with the same lenders.

Revenue

Revenue was $42.7 million for the year ended December 31, 2019, compared to $38.4 million for 2018, principally related to the Merck, BMS, and EMD Serono collaborations. On January 1, 2019, Sutro adopted Accounting Standards Update No. 2014-09 Revenue from Contracts with Customers (Accounting Standards Codification Topic 606). For more information on the impact of the adoption of the new revenue standard, see “Notes to Financial Statements” contained in Part II, Item 8 of Sutro’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2020. Future collaboration revenue from Merck, BMS, and EMD Serono, and from any future collaboration partners, will fluctuate as a result of the amount and timing of revenue recognition of upfront, milestones and other collaboration agreement payments.

Operating Expenses

Total operating expenses for the year ended December 31, 2019, were $98.2 million, compared to $75.6 million in 2018, including non-cash stock-based compensation of $10.3 million and $2.9 million, and depreciation and amortization expense of $4.8 million and $4.5 million, in 2019 and

2018, respectively. Total operating expenses for 2019 were comprised of research and development expenses of $65.6 million and general and administrative expenses of $32.6 million, with both expense types expected to increase in 2020 as Sutro’s internal product candidates advance in clinical development and additional general and administrative expenses are incurred as a public company.

About Sutro Biopharma

Sutro Biopharma, Inc., located in South San Francisco, is a clinical-stage drug discovery, development and manufacturing company. Using precise protein engineering and rational design, Sutro is advancing next-generation oncology therapeutics.

Sutro’s proprietary and integrated cell-free protein synthesis platform XpressCF® and site-specific conjugation platform, XpressCF+™, led to the discovery of STRO-001 and STRO-002, Sutro’s first two internally-developed ADCs. STRO-001 is a CD74-targeting ADC currently being investigated in a Phase I clinical trial of patients with advanced B-cell malignancies, including multiple myeloma and non-Hodgkin lymphoma. STRO-001 was granted Orphan Drug Designation by the FDA for multiple myeloma in October 2018. STRO-002 FolRα-targeting ADC, currently being investigated in a Phase I clinical trial of patients with ovarian and endometrial cancers. This is the second product candidate to be evaluated in clinical trials resulting from Sutro’s XpressCF® and XpressCF+™ technology platforms. A third program, CC-99712 (BCMA-targeting ADC), which is part of Sutro’s collaboration with Bristol-Myers Squibb (formerly Celgene Corporation), recently began enrolling patients for its Phase I clinical trial of patients with multiple myeloma. Sutro’s proprietary technology was responsible for the discovery and manufacturing of CC-99712, for which Bristol-Myers Squibb has worldwide development and commercialization rights. Sutro is entitled to development and regulatory milestone payments and tiered royalties from Bristol-Myers Squibb for this BCMA ADC.

Sutro is dedicated to transforming the lives of cancer patients by creating medicines with improved therapeutic profiles for areas of unmet need.

To date, Sutro has designed cytokine-based immuno-oncology therapies, ADCs, vaccines and bispecific antibodies primarily directed at clinically-validated targets for which the current standard of care is suboptimal.

Sutro’s platform allows it to accelerate discovery and development of potential first-in-class and best-in-class molecules through rapid and systematic evaluation of protein structure-activity relationships to create optimized homogeneous product candidates.

In addition to developing its own oncology pipeline, Sutro is collaborating with select pharmaceutical and biotech companies to discover and develop novel, next-generation therapeutics. As the pace of clinical development accelerates, Sutro and its partners are developing therapeutics designed to more efficiently kill tumors without harming healthy cells.

Additional multimedia content from Sutro regarding STRO-001 and STRO-002 can be found here and here.

Follow Sutro on Twitter, @Sutrobio, and at www.sutrobio.com to learn more about our passion for changing the future of oncology.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, anticipated clinical development activities, potential benefits of the company’s product candidates and platform and anticipated financial trends. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, the company cannot guarantee future events, results, actions, levels of activity, performance or achievements, and the timing and results of biotechnology development and potential regulatory approval is inherently uncertain. Forward-looking statements are subject to risks and uncertainties that may cause the company's actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to the company’s cash forecasts, the company's and its collaborators’ ability to advance its product candidates, the receipt and timing of potential regulatory submissions, designations, approvals and commercialization of product candidates, the company’s ability to maintain and recognize the benefits of certain designations received by product candidates, the timing and results of preclinical and clinical trials, the timing of announcements and updates relating to our clinical trials and related data, the company’s ability to enroll patients into its clinical trials, the occurrence of health epidemics or contagious diseases, such as the novel coronavirus, and potential effects on our business, clinical trial sites, supply chain and manufacturing facilities, the potential therapeutic benefits of the company’s product candidates, the company's ability to fund development activities and achieve development goals, the company's ability to protect intellectual property, and the company’s commercial collaborations with third parties and other risks and uncertainties described under the heading "Risk Factors" in documents the company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

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Investor Contacts

John Graziano

Solebury Trout

+1 646-378-2942

jgraziano@soleburytrout.com

Xuan Yang

Solebury Trout

+1 646-378-2975

xyang@soleburytrout.com

Media Contacts

David Schull

Russo Partners

(212) 845-4271

david.schull@russopartnersllc.com

Travis Kruse

Russo Partners

(212) 845-4272

travis.kruse@russopartnersllc.com

Sutro Biopharma, Inc.

Selected Statements of Operations Financial Data

(Unaudited)

(In thousands, except share and per share amounts)

	Year Ended December 31,
	2019	2018	2017
Revenue	42,736	38,419	51,741
Operating expenses
Research and development	65,612	54,262	54,639
General and administrative	32,592	21,380	16,374
Total operating expenses	98,204	75,642	71,013
Loss from operations	(55,468)	(37,223)	(19,272)
Interest income	4,074	1,616	273
Interest and other income (expense), net	(4,350)	290	(689)
Net loss	$(55,744)	$(35,317)	$(19,688)
Net loss per share	$(2.43)	$(6.13)	$(43.95)
Weighted-average shares used in computing net loss per share	22,958,577	5,758,875	447,946

Sutro Biopharma, Inc.

Selected Balance Sheet Financial Data

(Unaudited)

(In thousands)

	December 31,
	2019	2018
	(1)	(2)
Assets
Cash, cash equivalents and marketable securities	$133,473	$204,492
Accounts receivable	6,298	2,489
Property and equipment, net	9,633	10,934
Other assets	6,966	5,224
Total assets	$156,370	$223,139
Liabilities and Stockholders’ Equity
Accounts payable and other liabilities	$13,045	$10,703
Deferred revenue	35,660	66,173
Debt	9,876	14,724
Total liabilities	58,581	91,600
Total stockholders’ deficit	97,789	131,539
Total Liabilities and Stockholders’ Equity	$156,370	$223,139

(1)

The condensed balance sheet as of December 31, 2019 was derived from the audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission on March 16, 2020.

(2)

The condensed balance sheet as of December 31, 2018 was derived from the audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on April 1, 2019.